Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2020 Share Incentive Plan of Caesarstone Ltd. , as amended, of our report dated March 4, 2026, with respect to the consolidated financial statements of Caesarstone Ltd. Included in its Annual Report (Form 20-F) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer

Kost, Forer, Gabbay and Kasierer

A member of Ernst & Young Global

Tel Aviv, Israel

May 13, 2026